Exhibit 10.12

Confidential Treatment Requested by Ubiquiti Networks, Inc.

AMENDED TECHNOLOGY LICENSE AGREEMENT

Atheros Communications, Inc.	Ubiquiti Networks, Inc.
By: /s/ Rick Hegberg	By: /s/ John Ritchie
Name: Rick Hegberg	Name: John Ritchie
Title: Vice President of Sales	Title: CFO
Date: 9/24/2010	Date: 9/27/2010
Principal Place of Business: 5480 Great America Parkway Santa Clara, CA 95054	Principal Place of Business: 91 E. Tasman Drive San Jose, CA 95134

Date of this Amended Agreement: September 1, 2010 (“Effective Date”);

This Amended Technology License Agreement (together with its Exhibits and Attachments: “License” or “Agreement”) is made and entered into as of September 1, 2010 by and between Atheros Communications, Inc. (“Atheros” or “we” or “us”), and the licensee identified above (“Licensee” or “you”), and replaces the Technology License Agreement between the parties with an effective date of September 1, 2010 (“Effective Date”), including all Exhibits attached thereto, and all other agreements between the parties, effective on or after the Effective Date, regarding the purchase or sale of Atheros components. The parties, intending to be legally bound, agree as follows:

1.	DEFINITIONS

“Atheros Competitor” means a person or entity that designs, develops, manufactures or markets any integrated circuit, device or software that provides baseband, media access control (MAC-layer) or radio-frequency front-end functionality for wireless communications using unlicensed radio spectrum.

“Component” means a semiconductor product sold under an Atheros label or manufactured under license from Atheros.

“Designated Equipment” means equipment that incorporates one or more Components.

“Development Hardware” means Components and boards listed on the price list in Exhibit A, or on our then-current Development Hardware price list: (i) that are purchased by you directly from us for use solely in developing Designated Equipment and Your Software, and (ii) that will not be resold, either on a stand-alone basis or in or with other equipment.

“Effective Date” is defined in the preamble above.

“Excluded Code” means files and groups or files that are governed by a separate (e.g., signed or click-wrapped terms, or terms provided within the file itself and acknowledged through use of the file) license agreement. Software licensed by you under the GPL, BSD or other open source licenses is Excluded Code unless agreed by us otherwise in writing.

“Intellectual Property Rights” means patents, trademarks, tradenames, service marks, mask works, copyrights, and applications for any of the foregoing, know-how, confidential information, trade secrets and any other similar rights throughout the world.

“License Term” means: (i) for the Modules listed in Exhibit A, for all other Modules that you acquire from Atheros during the Term and for which you are not required to pay a separate license fee, and for Updates to the foregoing Modules: the Term; and (ii) for Modules and Upgrades for which you pay us a separate license fee, and for Updates to such Modules and Upgrades: the initial term (“Initial License Term”) of such license specified by us at the time of such purchase, and any Renewal License Term of that license.

Each Initial License Term will automatically renew, without an additional license fee, for successive one year periods (each: a “Renewal License Term”), until and unless one of the parties provides the other a notice of non-renewal at least 90 days prior to the end of a then-current License Term.

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“Licensed Technology” means each and all of the following provided to you during the Term: (i) Reference Designs, (ii) Our Software, (iii) the Technical Documentation, and (iv) Atheros end user documentation.

“Module” means each and all of the following: (i) the software file or group of files listed in Section 6 of Exhibit A, and (ii) any different software file or group of files (excluding Reference Designs) that you download, with authorization, from an Atheros server or that Atheros otherwise provides to you during the Term. “Module” excludes and does not mean Excluded Code.

“Object Code” means an object or binary (machine-readable) version of an item of Our Software or Your Software.

“Our Software” means each and all of the following: (i) a Module, (ii) an Update obtained from us during a Support Term for which you have paid the applicable fees pursuant to Section 8.3 (Renewal, Support Fees), (iii) an Upgrade for which you pay a separate license fee to us, and that is not governed by a separate written (e.g. signed or click-wrap) license agreement.

“Reference Design” means the Gerber files and other computer code provided to you by Atheros during the Term that provide a reference design for boards incorporating a Component.

“Source Code” means the source (human readable) version of an item of Our Software or Your Software.

“Support Term” means the first year of the Initial Term designated on Exhibit A, and each annual extension of that Support Term for which the requisite annual support fee has been paid.

“Technical Documentation” means documentation, of Our Software or of a Reference Design, that we provide to you during the Term, other than end user documentation of Our Software.

“Term” means the Initial Term designated on Exhibit A, and any Renewal Term. The Initial Term will automatically renew, without an additional license fee, for successive one year periods (each: a “Renewal Term”), until and unless one of the parties provides the other a notice of non-renewal at least 90 days prior to the end of a then-current Term.

“Update” means a version of a Module (released after the date you first obtain the Module) that we make generally available during the License Term of that Module, without additional charge, to all customers that have purchased support services from us.

“Upgrade” means a version of a Module (released after the date you first obtain the Module) that we make available during the License Term of that Module, and that is not an Update.

“Your Documentation” means any documentation, of Our Software or Your Software, supplied by you to your customers.

“Your Software” means each and all of the following: (i) any change to Our Software developed by or for you under this License, and (ii) other software developed by or for you under this License using any application programming interfaces in Our Software.

2.	PERMITTED USES AND RESTRICTIONS.

2.1.  General. Our Software and Reference Designs are licensed, not sold, to you, for use only as permitted by this License. We reserve all rights not expressly granted to you. The rights granted below are non-exclusive, and are limited to our and our licensors’ Intellectual Property Rights in Our Software and Reference Designs.

2.2.  Grant. Subject to the terms and conditions of this License:

2.2.1.  Source Code. During the License Term of a Module, you may;

   (i) use, copy and modify the Source Code of that Module, solely to develop Your Software for use in or with Designated Equipment, to generate Object Code of Our Software for use as permitted in Section 2.2.2 (Object Code), and to develop Designated Equipment;

   (ii) use, copy and modify the Source Code of Your Software that was developed pursuant to clause (i) above to generate Object Code of Your Software for use as permitted in Section 2.2.2 (Object Code), and to develop Designated Equipment; and

   (iii) sublicense your rights under (i) and (ii) to a person or entity that is not an Atheros Competitor (a “contractor”) solely to enable the contractor to perform development services solely for you, provided the contractor agrees in writing to: (a) abide by all the provisions of this License applicable to such Source Code, including restrictions on the disclosure and use of the code, and (b) return to you or destroy all copies of any provided Source Code. You will be responsible for ensuring the contractor’s compliance with that agreement and agree to enforce such terms in a manner similar to that which you use to protect your own source code and most confidential information.

2.2.2.  Object Code. During the License Term of a Module, you may: (i) use, copy, modify and

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incorporate into the Object Code of that Module, and of Your Software developed using that Module or developed for use with that Module, as firmware, within a software development kit, or when embedded in Designated Equipment or as a driver of a Component, and (ii) manufacture, have manufactured, import, offer to sell and sell (directly and indirectly) Designated Equipment incorporating such Object Code. You may sublicense the rights under (i) only to end users of the Designated Equipment, firmware or software development kit, pursuant to a binding software license agreement meeting the requirements set forth in Exhibit B.

2.2.3.  Reference Designs. During the Term, you may use, copy and modify the Reference Designs solely to develop, manufacture and have manufactured, and support, Designated Equipment.

2.2.4.  Documentation Branding. During the Term, you may:

   (i) use and copy Technical Documentation solely in connection with the development, manufacture and support of Designated Equipment; and

   (ii) subject to the requirements of this Section 2.2.4 (Documentation, Branding), modify the Atheros end user documentation we supply to you by incorporating all or any portion of it into Your Documentation, and distribute (directly and indirectly) Your Documentation to purchasers of Designated Equipment.

   Other than to list a Component as an ingredient of Designated Equipment, Your Documentation and Designated Equipment may not be branded with our name or brand without our prior written permission. You must delete from Your Documentation all references to Atheros being the contact for technical support. You may use a third-party fulfillment house to produce Your Documentation, provided you are responsible for ensuring such third party’s compliance with the terms of this License.

2.3.  No Open Source. In your exercise of the rights granted under this License, you will not take any action or enter any agreement that would result in any contractual requirement that we or you make available to a third party any of the Source Code of Our Software or Your Software. The foregoing provision does not apply to Atheros Software obtained under the GNU Lesser Public License.

2.4.  Restrictions. Each copy of Our Software must include all copyright and other proprietary notices contained on the original copy of that software. Each copy of Your Software must include a copyright or other notice sufficient to protect our Intellectual Property Rights in Our Software from which Your Software was derived.

Except to the extent permitted in this Section 2 (Permitted Used and Restrictions) or by applicable law, you may not (and may not allow anyone else to): (i) copy, decompile, decrypt, reverse engineer, disassemble, modify, or create derivative works of any Licensed Technology or Development Hardware, or attempt to reconstruct or discover any Source Code or underlying ideas or algorithms of Our Software, (ii) remove, alter or obscure any product identification, copyright or other intellectual property notices embedded within or on the Licensed Technology or any Development Hardware, or (iii) publish, disclose, sell, rent, lease, lend, distribute, sublicense or provide Licensed Technology or any Development Hardware to any third party.

2.5.  Delivery. Licensed Technology will be made available to you in electronic format for download, using a user authorization mechanism (i.e., password). You may provide the authorization mechanism only to your employees on a need-to-know basis.

3.	INTELLECTUAL PROPERTY

3.1.  Ownership, Covenant. We are and will be the sole owner of all right, title and interest, including all the Intellectual Property Rights, in and to the Licensed Technology, and all modifications, enhancements, updates, upgrades and derivative works thereof made by or for us. Subject to Atheros’ ownership in the Licensed Technology, you will be the sole owner of all right, title and interest, including all the Intellectual Property Rights, in and to Your Software and Your Documentation, and all derivative works thereof made by or for you.

3.2.  Omitted

3.3.  Notices. You agree to include on Your Documentation, all copyright, proprietary and other Intellectual Property Rights notices reasonably requested by us in writing.

3.4.  Notification of Unauthorized Use. You will promptly notify us if you become aware of any unauthorized use of the Licensed Technology or violation or threatened violation of our Intellectual Property Rights therein. You agree to cooperate with us and render such assistance as we may reasonably request to identify, halt and/or prevent any violation of the provisions of this License.

3.5.  Announcement. Except as required to satisfy legal disclosure and financial reporting requirements, neither party may use the name of the other party in any news release, public announcement, advertisement or other form of publicity without the prior written consent of the other party.

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4.	FEES, PAYMENTS, TAXES

4.1.  Fees. You agree to pay to us: (i) the license fees set forth in Exhibit A for Our Software listed in Section 6.1 of Exhibit A, (ii) the then-current license fee, if any, of any other Module or Update you obtain under this Agreement; (iii) the support fees described in Section 8 (Support), and (iv) the hardware fees described in Section 5 (Supply of Components and Development Hardware).

4.2.  Payments. Payments will be due within [***] of invoice date. All prices are stated, and all payments must be made, in U.S. dollars. Late payments shall accrue interest at a rate of 18% per year or a lesser amount required by law.

4.3.  Taxes. All fees are exclusive of, and you are responsible for, any taxes, tariffs, duties and other government-imposed charges resulting from the license, sale, provision or use of Our Technology or of any product or service under this License (except for taxes based on our net income) and any penalties, interest and collection or withholding costs associated with any of the foregoing items. You agree to pay our fees without deduction for withholding taxes or other assessments required or imposed by any taxing authorities, and to pay all such withholding taxes and assessments. You further agree promptly to furnish us with a certificate evidencing payment of each such tax or assessment. When we have the legal obligation to pay or collect such taxes or fees, you agree to pay such amounts unless you provide us a valid tax exemption certificate. You agree to reimburse us for any fines, penalties, taxes and other charges, including expenses incurred by us, due to your submission of invalid tax-related information.

5.     SUPPLY OF COMPONENTS AND DEVELOPMENT HARDWARE

5.1.  Supply of Components. You may order Components from us (or, in our discretion, from our wholly-owned subsidiary, Atheros Technology Ltd., a Bermuda corporation), at the then-current Component list prices or such price as is quoted to you in a written price quote. All orders are subject to acceptance, and will be governed by the terms of Exhibit C. Those terms may be modified or supplemented only as provided in Exhibit C. The terms and conditions appearing on any purchase order or other document submitted by you will not apply to your order, except for name(s) of product(s) ordered, quantity, requested shipment date and delivery destination.

Subject to our prior written consent, which consent may be provided via email, you may authorize third parties such as contract manufacturers to order Components on your behalf. You may not reveal pricing to the third party, and you guarantee payment and compliance by such third party under and with the provisions of Exhibit C.

5.2.  Development Hardware. During the Term, you may order a reasonable quantity of Development Hardware, at the prices set forth on the then-current Development Hardware Price List. All orders are subject to acceptance, and will be governed by the terms of Exhibit C, except that the provisions of this Agreement that explicitly reference Development Hardware will take precedence over any contrary or additional provisions of Exhibit C related to the same subject matter, and we assume no intellectual property indemnification or defense obligations with respect to Development Hardware.

6.	THIRD PARTY RIGHTS

6.1.  Third Party Software Supplied. Our Software may include software licensed from third parties (“Third Party Software”). Third Party Software is subject to the license terms and disclaimers (together: “Terms”) provided by the licensor. Third Party Software will be identified in a Read Me or Credits file or folder accompanying such software. NOTWITHSTANDING ANY OTHER PROVISION OF THIS LICENSE, YOUR USE OF EACH ITEM OF THIRD PARTY SOFTWARE IS GOVERNED BY ITS APPLICABLE TERMS, AND WE ASSUME NO RESPONSIBILITY FOR, AND MAKE NO WARRANTY WITH RESPECT TO, THIRD PARTY SOFTWARE.

6.2.  Third Party Software Required to be Obtained by You. You may need to obtain software from third parties to use or for use with Our Software. For example, you may need to obtain ethernet source code from National Semiconductor, or a runtime license and development seats for VxWorks. It is your responsibility to ensure you obtain and pay for any such required third party software.

6.3.  Published Standards, Royalty Obligations. You understand and acknowledge that third parties may claim that a royalty or other fee is due to them as a result of the adherence of Our Software or Your Software to published standards. Any such fees are your sole responsibility.

7.	WARRANTIES, INDEMNITY

7.1.  Disclaimer of Warranty. The Licensed Technology is provided AS IS, with all faults. We support Our Software as set forth in Section 8.2 (Support Services).

7.2.  Development Hardware Warranty. We warrant solely to you that for 30 days after delivery to you (“Hardware Warranty Period”), each item of Development Hardware will be operative. If you give us written notice that an item of Development Hardware is non-operative within the Hardware Warranty Period, we will, at our sole option, replace the non-operative item or refund the purchase price of that item (or if that item was provided on a bundled basis without separate charge, then the price of such item as set forth in Exhibit A).

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7.3. Warranty Disclaimer and Limited Remedies. SECTION 7.2 STATES YOUR EXCLUSIVE REMEDY AND OUR ENTIRE LIABILITY FOR ANY BREACH OF WARRANTY. WE MAKE NO WARRANTY OR REPRESENTATION THAT ANY LICENSED TECHNOLOGY OR DEVELOPMENT HARDWARE WILL MEET YOUR REQUIREMENTS OR WORK IN COMBINATION WITH ANY HARDWARE OR APPLICATIONS SOFTWARE PROVIDED BY THIRD PARTIES, THAT THE OPERATION OF OUR SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT ANY DEFECTS IN ANY LICENSED TECHNOLOGY WILL BE CORRECTED. EXCEPT AS EXPLICITLY SET FORTH IN SECTION 7.2, WE DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY US OR ANY OF OUR EMPLOYEES OR REPRESENTATIVES WILL CREATE A WARRANTY.

7.4. Intellectual Property Indemnity.

7.4.1.  By Us. Provided the requirements of Section 7.4.3 (Conditions) are met, we will, at our expense, defend (or at our option, settle) any suit brought against you, and will pay all damages, and costs (including reasonable attorneys’ fees) (together: “Damages”) finally awarded against you, to the extent based on a claim that Our Software or a Component purchased from Atheros under this Agreement directly infringes [***] patent or Berne Convention copyright, or misappropriates any trade secret right of any third party.

  Notwithstanding the foregoing, we will have no liability or obligation with respect to claims or Damages to the extent arising from: (i) Your Software (to the extent it differs from Our Software), Third Party Software or a modification to or derivative work of Our Software not made by or for us; (ii) the combination or use of Our Software with anything other than a Component; (iii) the use of Out Software to practice any method or process that does not occur wholly within Our Software; (iv) our modification of Our Software or a Component to comply with your design requirements or specifications or those of your customer (provided this exclusion does not apply to

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claims of copyright infringement); (v) the use of a release of Our Software not then supported by Atheros; (vi) any modification, servicing or addition made to the Component by anyone other than Atheros; (vii) the use of the Component as a part of or in combination with any devices, parts or software that are both not provided by Atheros and not required to use the Component; (ix) the sale or distribution of other than the then-current unaltered release of the Component available from Atheros; or (x) any implementation of a Component other than in a Licensee Product (as defined in Exhibit C), (each, an “Excluded Claim”).

  If the use or distribution of Our Software or a Component purchased from Atheros hereunder is enjoined, we may, at our sole option and expense; (i) procure for you the right to continue using Our Software as licensed herein or the Components purchased hereunder; (ii) modify Our Software or the Component and provide you functionally equivalent, non-infringing software or a non-infringing unit of the affected Component that is substantially equivalent in functionality; or (iii) if none of the foregoing is commercially reasonable for Our Software, terminate the license to the affected software and refund a portion of the license fee you paid for that software (if any) (amortizing that fee on a straight-line basis over its License Term). Atheros shall not be obligated to accept new orders for Components that are or may be subject to a claim of infringement covered under this Article unless it accepts such orders from another Component customer.

  THIS SECTION 7.4.1 STATES OUR ENTIRE RESPONSIBILITY AND LIABILITY, AND YOUR EXCLUSIVE REMEDY, FOR ANY ACTUAL OR ALLEGED INFRINGEMENT OR MISAPPROPRIATION OF ANY THIRD PARTY RIGHTS ARISING WITH RESPECT TO OUR SOFTWARE AND ANY OTHER ITEMS, PRODUCTS OR SERVICES PROVIDED HEREUNDER.

7.4.2.  By You. Provided the requirements of Section 7.4.3 (Conditions) are met, you will, at your expense, defend (or at your option, settle) any suit brought against us, and will pay all Damages finally awarded against us, to the extent based on an Excluded Claim. THIS SECTION 7.4.2 STATES YOUR ENTIRE RESPONSIBILITY AND LIABILITY, AND OUR EXCLUSIVE REMEDY, FOR ANY ACTUAL OR ALLEGED INFRINGEMENT OR MISAPPROPRIATION OF ANY THIRD PARTY RIGHTS ARISING WITH RESPECT TO YOUR SOFTWARE OR ANY EXCLUDED CLAIM.

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7.4.3. Conditions. As a condition to receiving the indemnification and defense specified above, the indemnified party must: (i) promptly notify the indemnifying party of any actual or threatened suit, claim or proceeding on which indemnity is or may be sought (except that failure to give prompt notice will not affect the indemnified party’s rights hereunder if such failure does not prejudice the indemnifying party’s rights or defense, or otherwise cause the indemnifying party significant harm); (ii) give the indemnifying party sole control, through counsel of its choice, of the defense and settlement of the claim; and (iii) at the indemnifying party’s expense, reasonably cooperate in the defense and settlement of the claim and provide the indemnifying party all information, assistance and authority requested to enable it to defend or settle the claim.

8.	SUPPORT

8.1.  Training. No training is provided under this Agreement.

8.2.  Support Services. During the Support Term, subject to the provisions of this Section 8.2, we will provide to you, at no additional charge, Updates of Our Software and Technical Documentation, and the other support services described below.

8.2.1.  Error Correction. You may inform us of Errors in Our Software by sending e-mail to support@Atheros.com. We will use reasonable commercial efforts to respond to such reports within two (2) business days, and to correct any documented, reproducible Error, to provide an acceptable work-around, or correct errors in the documentation. “Error” means a problem that causes Our Software not to operate substantially in conformance with its Technical Documentation.

8.2.2.  Limitations. Atheros will not support Your Software. You have sole responsibility for providing technical support to, and you assume any and all warranty obligations to, your customers (at any tier) with respect to Our Software, Your Software and Designated Equipment. You have no authority to obligate us in any way under any warranty you may provide.

8.2.3.  Additional Support Services Location Option. Support services will be provided only to the site listed on Exhibit A, Section 4. Subject to our consent, you may purchase support services for additional location(s) (“Additional Support Services Location(s)”) at which Our Software, Reference Designs and Development Hardware will be used by executing an amendment to this License and paying our then-current fees for such Additional Support Services Locations) for each year for which you request such support. We will deliver to you, at the Additional Support Services Location(s), at no additional charge, one test and software development board.

8.2.4.  Support of Back Revs of Our Software. Migration to the then-current release of Our Software may be required for continued support.

8.2.5.  No Support for Excluded Code, Even if Provided to You by Us, our Partner, Agent or Contractor. You may now possess or may receive, from us, from our contractor or agent, or from another party or source, Excluded Code that functions or is intended to function with our Components, but which is not licensed under this Agreement. Excluded Code, even if owned and controlled by us, will not be supported by us and is in no way warranted, indemnified or otherwise endorsed by us under this Agreement.

8.3.  Renewal, Support Fees. Support services will be provided to you without charge during the first year following the Effective Date. Thereafter, the Support Term will automatically extend for successive annual periods, until one of the parties provides the other a notice of non-renewal of support services at least 90 days prior to the end of the then-current Support Term. You agree to pay for annual support services after the first anniversary of the Effective Dale. The fee for each year of support services may be increased by Atheros in its sole discretion, but will not exceed [***]% of the support fee for the prior year. For purposes of this calculation, the first year support fee is set forth on Exhibit A.

Each annual invoice for support services will be rendered approximately 30 days before the end of the then-current Support Term. Payment is due within 30 days of the invoice date. Failure to timely pay the fee shall terminate the Support Term.

8.4.  Omitted.

9.	LIMITATION OF LIABILITY

9.1.  Limited Remedies, Damages Exclusion. Notwithstanding any other provision of this Agreement:

(i) Our total, cumulative liability arising from or in connection with this Agreement or any item or service ordered or provided hereunder (including Components) will be limited to the lesser of either the total amount you paid

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us over [***] immediately preceding the date your first claim is brought multiplied by [***], or [***].

(ii) In no event will we be liable for incidental, consequential, indirect, special or punitive damages or lost revenue, data or profits (all collectively: “indirect damages”), arising from or in connection with this License or any product or service ordered or provided hereunder. The limitations on and disclaimers of remedies, warranties and damages set forth in this License will apply regardless of: (a) whether any specified remedy fails of its essential purpose, (b) the form of action (e.g., contract, tort, statute, or other legal theory) and (c) whether we were advised of the possibility of such damages or such damages were foreseeable. These limitations and disclaimers reflect the parties’ reasonable allocation of the risks associated with any performance or non-performance under this License, and are included in this License as a material inducement for us to enter into this License.

9.2.  High Risk Applications. The Licensed Technology is not designed or warranted for use with chips other than Components, and it and the Components are not warranted by us for use in developing, or for incorporation into, products or services used in applications or environments requiring fail-safe performance, such as in the operation of nuclear facilities, aircraft navigation or communication systems, air traffic control, life support machines., surgically implanted devices, weapons systems, or other applications, devices or systems in which the failure of a Component or of Our Software or Your Software could lead directly to death, personal injury, or severe physical or environmental damage (“High Risk Activities”). Notwithstanding any other provision of this License, you may not use or permit any third party to use Our Software, Your Software or any Designated Equipment in connection with any High Risk Activity. You assume all risk of such uses, and if you or your customers at any tier use or permit the use of any such item(s) in connection with High Risk Activities, you agree to indemnify, defend and hold us harmless from all claims, expenses and liability arising, as a result of such use.

10.	TERM, TERMINATION

10.1.  Term. Unless earlier terminated pursuant to this Section 10, this License will continue for the Term.

10.2.  Termination for Cause. This License and all licenses granted hereby will automatically terminate upon

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any breach by you of a provision of Sections 2.2.1 (Source Code), 2.2.3 (Reference Designs), 2.3 (No Open Source), 2.4 (Restrictions), or 12 (Confidentiality). In addition, this License and all licenses granted hereby may be terminated by either Party if the other party breaches any provision of this License and fails to remedy such breach within 30 days of receipt of written notice.

10.3.  Bankruptcy. We may terminate this License immediately upon written notice upon the occurrence of any one of the following events: (i) a receiver is appointed for either you or your property; (ii) you become insolvent or admit in writing your inability to pay your debts as they become due, (iii) you make a general assignment for the benefit of your creditors; (iv) you commence, or have commenced against you, proceedings under any bankruptcy, insolvency or debtor’s relief law, which proceedings are not dismissed within 60 days; or (v) you are liquidated, dissolved or cease to do business.

11.	EFFECT OF TERMINATION/EXPIRATION

11.1.  Return of Materials. On any termination or expiration of this License, except as provided in Section 11.2 (Retention of Copies, Sell-Off), you agree immediately to cease all use of, and destroy, all copies (including backup copies) of the Licensed Technology, including all tangibles incorporating any such items (but excluding Designated Equipment), and promptly to certify to us in writing that you have done so.

11.2.  Retention of Copies, Sell-Off. You may: (a) retain copies of the Licensed Technology solely for use in supporting customers that purchased Designated Equipment prior to the expiration or termination of this License, and (b) sell inventory of Designated Equipment that has already been manufactured or is in process on the date of expiration or termination.

11.3.  Survival. Termination or expiration of this License will not affect Object Code sublicenses granted to purchasers of Designated Equipment pursuant to Section 2.2.2 (Object Code) prior to expiration or termination, each of which will remain in effect in accordance with its terms. In addition, the parties’ rights and obligations under the following provisions will survive any termination or expiration of this License: Sections 2.4 (Restrictions), 3 (Intellectual Property), 4 (Fees, Payments, Taxes), 6 (Third Party Rights), 7.3 (Warranty Disclaimer and Limited Remedies), 7.4 (Intellectual Property Indemnity), 9 (Limitation of Liability), 11 (Effect of Termination/Expiration), 12 (Confidentiality) and 13 (General) and, with respect to Development Hardware, the provisions of Exhibit C that survive termination of that Agreement, and the last sentence of Section 5.2 (Development Hardware).

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12.	CONFIDENTIALITY

12.1.  Definition. “Confidential Information” means: (i) any information disclosed by us to you, either directly or indirectly, during the Term, by any means (whether in writing, orally or visually, or by permitting inspection of tangible objects (including without limitation documents, prototypes, samples, plant and equipment)), provided such information is designated as “Confidential”, “Proprietary” or some similar designation at the time of disclosure; and (ii) the Licensed Technology, whether or not so designated. Confidential Information does not, however, include any information that you demonstrate: (a) is legally and publicly available, other than through a breach of your obligations under this Section 12, (b) you received, without an obligation of confidentiality, from a third party that was entitled so to disclose it, or (c) is independently developed by you without use of or reference to Confidential Information. Nothing in this License will prevent you from disclosing Confidential Information to the extent you are required by law to disclose such Confidential Information, provided you give us prompt written notice of that requirement prior to such disclosure and cooperate with our efforts to obtain an order protecting the information from public disclosure.

12.2.  Non-use and Non-disclosure. You agree not to disclose Confidential Information other than to those of your employees and contractors who have a need to know to exercise the rights and licenses granted to you herein, and not to use Confidential information other than in the exercise of such rights and licenses, or to determine whether and on what terms to purchase Components from us. You agree that prior to any disclosure by you of Confidential Information to an employee or contractor, you will have entered into a written non-disclosure agreement with such person, containing terms at least as strict as those contained in this Section 12. You may not reverse engineer, disassemble or decompile any prototypes, software or other tangible objects that embody Confidential Information and that are provided hereunder.

12.3.  Maintenance of Confidentiality. You agree to take reasonable measures to protect the secrecy of and avoid the unauthorized disclosure or use of Confidential Information, including at (least those measures that you take to protect your own most highly confidential information. You may not make any copies of Confidential Information except as expressly permitted by Section 2.2 (Grant) or as approved by us in advance, in writing. You must reproduce all proprietary right notices on any such approved copies, in the same manner in which such notices were set forth in or on the original.

12.4.  Return of Confidential Information. Except as provided in Section 11.2 (Retention of Copies, Sell-Off),

you agree promptly to return to us or destroy, at our request, all copies of Confidential Information, in whatever form or media, and to certify to us in writing that you have done so.

12.5.  Remedies. You agree that any violation or threatened violation of any provision of this Section 12 will cause us irreparable injury, entitling us to injunctive relief in addition to ail legal remedies.

12.6.  Announcement. Neither party will disclose, advertise or publish the terms or conditions of this License without the written consent of the other party, except (i) as may be required, by law and (ii) to its professional advisors and to investors or potential investors who are under an obligation of confidentiality at least as restrictive as that contained in this Section 12.

13.	GENERAL

13.1.  Notices. All notices and consents required or permitted under this License must be in writing and sent, if to us, to the address listed in the signature block above to the attention of Legal Department, and if to you, to the address listed on Exhibit A under Legal or, if none, the address listed in the signature block above; or to such other address as is specified by notice from time to time. Any notice of non-performance, termination or non-renewal must be sent by nationally (or, if applicable, internationally) recognized overnight courier or by certified mail, return receipt requested. All other notices and consents may be sent as provided above or by fax or e-mail (if to us, to 408-773-9909 or legal@atheros.com) with a confirmation of receipt. Notices will be deemed given and received on receipt (except that faxes and e-mails received on a non-business day (according to the recipient’s business calendar) will be deemed received on the next business day). If a notice cannot be received because the recipient has moved and failed to notify the sender of its change of address, or because the recipient is out of business, then a notice will be deemed received when sent

13.2.  Entire Agreement. This License, together with its Exhibit(s), constitutes the complete, exclusive and final expression of the parties’ agreement and supersedes all prior and contemporaneous understandings, proposals, representations or communications, oral or written, relating to the subject matter hereof.

13.3.  Governing Law, Exclusive Jurisdiction and Venue. This License will be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws provisions. The provisions of the UN Convention on Contracts for the International Sale of Goods will not apply. Subject to the provisions of Section 13.4 (Arbitration), each party hereby: (i) agrees that any action, suit or proceeding (“Action”) that arises, in whole or in part, under or in connection with this License

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will be brought in the United States District Court for the Northern District of California San Jose Branch or the Superior or Municipal Courts of the State of California, Santa Clara County; and (ii) irrevocably and unconditionally consents and submits to the jurisdiction of all such courts for purposes of any such Action, and irrevocably and unconditionally waives any objection (such as inconvenient forum) to the laying of venue of any Action in any such court.

13.4. Arbitration. All disputes, claims, and controversies between the parties arising out of or related to this License or the breach hereof will be settled by arbitration. The arbitration will be conducted by one arbitrator appointed pursuant to the applicable procedures of JAMS and conducted under the then-current Commercial Arbitration Rules of the American Arbitration Association. The arbitrator will issue an award in support of his or her decision within 120 days of the selection of the arbitrator, stating the legal and factual basis for the decision and the reasoning lending to such decision. The decision and award of the arbitrator will be final and binding and judgment on the award so rendered may be entered in any court having jurisdiction thereof. The arbitration will be held in Santa Clara County, California, and the award will be deemed to be made in California. Both parties will share the costs of the arbitration equally, except that each party will bear its own costs and expenses, including attorney’s fees, witness fees, travel expenses, and preparation costs.

Notwithstanding any other provision of this Agreement, a party may seek injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the dispute.

Within 30 days after the filing of the response to the arbitration demand, each party will provide the other with copies of all documents that are likely to bear significantly on their respective claims and defenses.

The arbitrator will allow the parties to engage in other discovery, including depositions, unless the arbitrator determines that the likely benefit of the proposed discovery is outweighed by the burden and expense of the proposed discovery, taking into account the amount in controversy, the importance of the issues at stake in the arbitration, the importance of the proposed discovery in resolving those issues, and the parties’ desire to seek justice while minimizing the time and expense of arbitrating their dispute. The arbitrator’s decisions regarding discovery will be final and conclusive.

This agreement to arbitrate and any award rendered by the arbitrator will be enforceable under California law and Title 9 of the United States Code, to the extent applicable. All questions concerning the arbitrability of a dispute (including whether the parties have agreed to arbitrate the dispute) will also be decided by arbitration, and this agreement to arbitrate applies notwithstanding any claim that all or any part of this agreement is void, voidable or unenforceable for any reason. Neither party will have the right to appeal the arbitrator’s decision.

Each party hereby submits to the jurisdiction of all duly constituted courts of the State of California and the United States District Court for the Northern District of California for the purpose of enforcement of this agreement to arbitrate and any awards rendered by such arbitration; provided that this sentence does not limit the right of either party to enforce any award in any proper forum.

13.5.  Attorney’s Fees. Except as provided in Section 13.4 (Arbitration), in any action to enforce this License or collect on any judgment rendered, the prevailing patty will be entitled to recover all court costs and reasonable legal fees and expenses incurred.

13.6.  No Assignment. Your rights and obligations under this License are personal, and may not be assigned or transferred, voluntarily, by operation of law or otherwise, without our prior written consent, which consent will not be unreasonably withheld if the proposed transfer occurs in connection with the sale of substantially all of your assets or outstanding voting securities to a third party that is not an Atheros Competitor. Any attempt assignment or transfer without our consent will be void. For purposes of this License, a Change of Control will be deemed an assignment that requires our prior written consent. “Change of Control” means the acquisition of beneficial ownership of more than 50% of your then-outstanding voting securities entitled to vote generally in the election of directors, including any such acquisition that is made pursuant to a merger or other business combination. Your rights under an order may not be assigned with Atheros’s written consent.

13.7.  Government Authorization. You are responsible for all governmental authorizations and approvals relating to this License. You represent and warrant that as of the Effective Date and throughout the Term, you are and will remain in compliance with all applicable governmental laws, rules and regulations necessary for you to enter into this License and execute your obligations under this License including, without limitation, any governmental authorization necessary for you lo contract with a foreign party. You represent and warrant to us that you are fully knowledgeable regarding and will be responsible for any applicable governmental regulatory compliance matter affecting the design, manufacture or distribution of Your Software or of Designated Equipment. Distribution of Your Software or Designated Equipment with, or for use with, a product that is not in compliance with a country’s spectrum use regulations shall be a material breach of this Agreement,

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and you hereby indemnify Atheros for damages resulting from any such use or distribution.

13.8.  Export Law Assurances. You may not download, use, transfer, export or re-export any Licensed Technology or any product or derivative work thereof, or any Confidential Information, except as authorized by United States law and the laws of the jurisdiction in which the Licensed Technology was obtained. In particular, but without limitation, Licensed Technology and derivative works thereof may not be downloaded, used, exported or re-exported (a) in or to (or by or to a national or resident of) any country then under U.S. economic embargo, or (b) to any person or entity on the U.S. Treasury Department’s list of Specially Designated Nationals or on the U.S. Department of Commerce’s Denied Persons List or Entity List. By downloading or using Licensed Technology, you represent and warrant that you are not located in, under control of, or a national or resident of any such country or on any such list.

13.9.  Records and Audit. During the Term and for six months thereafter, we will have the right at reasonable times no more than once per year, directly or through its representative, upon a minimum of 14 days’ written notice setting forth the period under review, to review your books and records regarding your adherence to the Intellectual Property Rights provisions of this License.

13.10.  Amendment, Waiver, Remedies. No amendment or modification of this License is binding unless signed by you and an officer of Atheros. The observance of any provision of this License may be waived (either generally or in a particular instance) only by the written consent of the party or parties adversely affected by such waiver. No failure of a party to enforce its rights under this License will be deemed a waiver. A waiver will be narrowly construed to apply solely to the specific instance to which such waiver is directed. Except as expressly stated herein to the contrary, the exercise of any right or remedy provided in this License will be without prejudice to the right to exercise any other right or remedy provided by law or equity.

13.11.  Severability. If any provision of this License or portion thereof is found to be invalid, illegal or unenforceable, such provision will be limited or eliminated to the minimum extent necessary and this License will otherwise remain in full force and effect. In addition, the patties agree to substitute for the limited or eliminated provision a new provision that effects, as nearly as possible, the original intent of the parties.

13.12.  Counterparts, Fax Signatures. This License may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Facsimile signatures will be considered original signatures.

13.13.  Mutual Negotiations. Each provision of this License will be fairly interpreted and construed in accordance with its provisions and without any strict

13.14.  interpretation or construction in favor of or against either party.

13.15.  Choice of Language. The original of this License is in English. You waive any right to have this License written in any other language, regardless of whether your country of incorporation is English speaking.

13.16.  No Third Party Beneficiaries. No provision of this Agreement is intended or will be construed to confer upon or give to any person or entity other than you and us any rights, remedies or other benefits under or by reason of this License.

 END BODY OF AGREEMENT.

 EXHIBITS BEGIN ON NEXT PAGE

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     Exhibit A

     1.            YOUR CONTACTS.

LEGAL
Name
Address
Telephone
Fax
Email
SHIPPING
Name
Address
Telephone
Fax
Email
BILLING
Name
Address
Telephone
Fax
Email
TECHNICAL/DEVELOPMENT
Name
Address
Telephone
Fax
Email
QUALITY/PROCUREMENT
Name
Address
Telephone
Fax
Email

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2.            INITIAL TERM OF LICENSE. Beginning on the Effective Date and continuing for one year.

3.            LICENSE TYPE. General Purpose.

4.	SUPPORT SERVICE SITE. Support services are offered only to a single site. You may have several development locations, of which one must be designated as the site to which Atheros will deliver support services.

Support Service Site Address	Same as Technical/Development Address unless this block modified. If no Technical/Development Address provided, then same as signature block address on page 1.

5.            FEES. Atheros’s then-current fees apply.

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6.            LICENSED TECHNOLOGY. Atheros will deliver to You:

6.1 Reference	Designs, Technical Documentation and Software Modules

These items were previously provided without additional charge. In addition, you may elect to purchase Development Hardware separately.

[***]

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In addition to the above, the Licensed Technology includes:

The following files and any updates thereto and the following documentation file:

[***]

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Development Hardware prices (subject to change without notice):

Atheros reserves the right to limit the quantity of Development Hardware that may be purchased. Refer to Part Numbers (available separately from Atheros sales staff) to order. Development hardware will be provided at Atheros’s then-current price at the time of order.

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EXHIBIT B

MINIMUM TERMS OF END USER LICENSE AGREEMENT

Your End User License Agreement will include terms at least as restrictive of Atheros’ liabilities and at least as protective of Atheros’ rights as the following:

1.	License Grant and Restrictions. [Licensee] grants End User a non-exclusive license to use the software (such as object code or firmware) program and related documentation (“Software”) only in conjunction with [name of a product containing an Atheros Wireless LAN Chipset (“Product”)]. End User only obtains a non-exclusive license to use the Software with the Product and only in the country where the Product was purchased. This Software is protected by copyright laws and international copyright treaties, as well as other intellectual property laws and treaties. The Software is licensed, not sold. Title does not pass to End User. There is no implied license, right or interest granted in any copyright, patent, trade secret, trademark, invention or other intellectual property right.

2.	No Reverse Engineering. End User will not decompile, disassemble or otherwise reverse engineer the software. If End User is a European Union resident, information necessary to achieve interoperability with other programs is available upon request.

3.	Termination. Upon any violation of any of the provisions of this Agreement, End User’s rights to use the Software will automatically terminate and End User will be obligated to destroy all copies of the Software. End User may terminate this Agreement at any time by destroying the Software.

[Licensee]’S SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, AND WILL NOT BE LIABLE TO YOU UNDER ANY LEGAL THEORY FOR ANY DAMAGES OF ANY KIND, DIRECT, CONSEQUENTIAL, OR OTHERWISE, ARISING IN CONNECTION WITH THE PRODUCT OR ANY SOFTWARE.

4.	Export. The Software may only be operated, exported or re-exported in compliance with all applicable laws and export regulations of the United States and the country in which End User obtained them. The Software is specifically subject to the U.S. Export Administration Regulations. End User may not export, directly or indirectly, the Software or technical data licensed hereunder or the direct product thereof to any country, individual or entity for which the United States Government or any agency thereof, at the time of export, requires an export license or other government approval, without first obtaining such license or approval.

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EXHIBIT C

Standard Terms and Conditions of Sale for Components

1.	Scope. These Terms and Conditions of Sale (“Agreement”) apply to sales of semiconductor products (“Components”) by Atheros Communications, Inc. or Atheros Technology Ltd., as applicable (“Atheros”) to buyer (“Buyer”). Atheros and Buyer may be referred to herein as “Party” when referred to individually and “Parties” when referred to collectively. “Components” refers only to hardware, chips and chipsets. Any software, reference designs, developer’s kits, and documentation have been separately licensed under the Atheros Non-Exclusive Technology License Agreement (“Technology License Agreement”) mutually executed either (a) by Atheros Communications, Inc. and Buyer where Buyer is a license of Atheros Communications, Inc. (“Licensee”) for Licensee’s user in integrating the Components as part of products developed by or for Licensee (“Licensee Products”) or (b) between Atheros Communications, Inc. and a Licensee of Atheros Communications, Inc. who authorizes Buyer to purchase Components from Atheros for use in integrating the Components as part of Buyer’s manufacture of Licensee Products of such Licensee. In the case of (b), use of the term “Buyer” in this Agreement shall be deemed to mean Licensee, unless the context indicates that such change would be improper. Buyer certifies to Atheros that it is authorized to purchase Components from Atheros pursuant to such Technology License Agreement and will indemnify and hold harmless Atheros from any and all liabilities, costs, damages, expenses relating to breach of the foregoing certification.

2. Orders

2.1	Rescheduling and Cancellation. Atheros will promptly notify Buyer if any order or part of an order cannot be filled or if there will be any delays in delivery. Atheros will use all reasonable efforts to ship and deliver on indicated dates but it will not be liable for failure to do so. Alternatively, should Atheros find that the delivery date agreed on cannot be met, Atheros shall notify Buyer in writing, stating the cause of the delay and an estimated delivery date. For non-custom products, Buyer may reschedule orders accepted by Atheros and scheduled for delivery, subject to the following limitations:

Days until Atheros scheduled shipment of an order	Limits on order reschedules and cancellations
61 - 90

Rescheduling for a period of up to [***] later than the original scheduled ship date. One reschedule per order only. Rescheduled orders may not be subsequently cancelled ; OR

Cancellation of up to [***].

31 - 60	Rescheduling for a period of [***] later than the original scheduled ship date. One reschedule per order only. Rescheduled orders may not be subsequently cancelled ; OR Cancellation of up to [***].
30	[***].
2.2	Purchase Order. This Agreement takes precedence over Buyer’s additional or different terms and conditions which may be included on Buyer’s purchase order or otherwise, to which notice of objection is hereby given, and any inconsistent or additional terms in such form will be of no effect. Any changes to this Agreement must be specifically agreed to in writing by Atheros.
2.3	Acceptance. Orders shall be subject to written acceptance by Atheros and delivery schedules established in accordance with Component availability and Buyer’s credit status. If Atheros chooses to obsolete any Components, it shall give at least [***] advance notice to Buyer. Buyer may place orders during the notification period for shipment no later than [***] after the obsolescence date.

[***] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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3. Delivery; Title

3.1	Delivery. Components will be delivered Ex Works (Incoterms 2000), Atheros’ designated factory deck or distribution center dock. Buyer will pay all costs relating to transportation, delivery, duties and insurance. Buyer will provide Atheros with shipping instructions on its order and if it fails to do so, Atheros will determine the carrier and means of transportation and will ship the Components freight collect. Buyer shall notify Atheros in writing of any shortage in any shipment within thirty (30) days after Buyer’s receipt of such shipment. All shipments shall be directed to a Buyer operated receiving location.
3.2	Risk of Loss. Risk of loss for the Components shall pass from Atheros to Buyer at the Atheros shipping point, and Buyer will bear the risk of loss after the shipping point and will be solely responsible for filing claims relating to any lost or damaged goods.
3.3	Title. Title to the Components shall pass to Buyer as follows:
For	Components Delivered Outside of United States: Atheros reserves title in the Components until paid for in full by Buyer, for the purpose of protecting Atheros’ right to receive payment under the laws of various countries. This reservation of title does not affect Buyer’s ability to transfer title to the Components in the ordinary course of its business, provided that Buyer hereby assigns in advance to Atheros any proceeds from the disposition of such Components to the extent of the amount owed to Atheros.
For	Components Delivered within the United State). Title to the Components shall pass from Atheros to Buyer at the Atheros shipping point. Buyer hereby grants to Atheros a purchase money security interest covering each shipment of Components made hereunder (and any proceeds derived therefrom) in the amount of Atheros’ invoice for such shipment until payment in full is received by Atheros. Buyer agrees to sign and execute any and all documents as required by Atheros to perfect such security interest.
3.4	Exporter and Importer of Record. For international shipments, Buyer or its properly authorized agent or freight forwarder shall be exporter of record from the United States. Buyer shall be the importer of record and is responsible for fulfilling quota terms, obtaining import licenses, paying import license or permit fees, duties and customs fees, and any other governmental or import taxes or fees, and preparing and submitting all required documentation in connection with importing the Components.

4.	Returns. No Components may be returned except under warranty or due to shipment error by Atheros. All returns must be made in accordance with Atheros’ then-current Return Material Authorization (RMA) procedures or such other procedures as are expressly agreed to in writing by an authorized representative of Atheros (“Atheros RMA Procedures”). Atheros shall have no responsibility or liability for returns not made in accordance with such Atheros RMA Procedures.

5. Prices; Payment; Taxes; Rebates

5.1	Prices. Pricing is stated in a written price quote from the designated Atheros Account Manager (or a designated substitute) to Buyer. Atheros may change its prices at any time. All prices are in U.S. dollars.
5.2	Payment. Provided that Buyer receives written approval of the extension of credit terms from Atheros’ credit department, payment terms are net [***] from the date of invoice unless otherwise specified in writing from Atheros. Buyer must give Atheros written notice of any discrepancies among the purchase order, the invoice, and the Components received, within [***] after receipt of the Components or the invoice, whichever occurs later. Payment is not conditioned upon the Components meeting any acceptance testing procedures or criteria. If there is any dispute as to a part of a shipment, Buyer will pay for the undisputed part of that shipment. All payments to Atheros shall be in U.S. dollars, free of any restrictions or withholding. Atheros reserves the right to require payment in advance by wire transfer, confirmed irrevocable letter of credit, or such other means as are acceptable to Atheros.
5.3	Interest. Atheros may charge Buyer interest on any delinquent balance, computed on a daily basis for each day that the payment is delinquent, at the lesser of (a) eighteen percent (18%) per annum or (b) the maximum rate permitted by law.
5.4	Taxes. Buyer is responsible for payment of all taxes of every kind imposed in connection with the sale to Buyer of Components or which Atheros may incur in respect of this Agreement (except for taxes imposed on Atheros’ net income) and any penalties, interest and collection or withholding costs associated with any of the foregoing items. All such amounts are in addition to other amounts payable hereunder. If Buyer is required to withhold any taxes or fees from amounts due to Atheros under this Agreement, then Buyer agrees to increase the payment to Atheros so that, after

[***] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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payment of all taxes and fees, Buyer will have paid to Atheros the total amount due to Atheros as if no taxes or fees were withheld. Buyer may provide Atheros with a tax exemption certificate acceptable to the taxing authorities in lieu of paying certain taxes; however, Buyer shall reimburse Atheros for any fines, penalties, taxes and other charges, including expenses incurred by Atheros, due to Buyer’s submission of invalid information.

5.5	Rebates. If a rebate applies, the payment of any such rebate will be subject to the following terms: (i) by the first day of each calendar month, Buyer shall submit to Atheros a consumption report stating the number of Components purchased and received by Buyer from its board supplier (or, if applicable, directly from Atheros) during the immediately preceding month, together with supporting documentation acceptable to Atheros in its discretion; (ii) as soon as practicable after the beginning of each calendar quarter, Buyer and Atheros will cooperate in good faith to agree upon the rebate amount for the previous quarter, based on the above monthly consumption reports and supporting documentation delivered by Buyer for such quarter, and Buyer shall issue an invoice to Atheros for such agreed-upon rebate amount; (iii) if Buyer is a direct customer of Atheros, Buyer must deliver to Atheros the above monthly information and a mutually agreed-upon invoice for the rebate amount as provided above, no later than 180 days after Atheros has delivered to Buyer the Components to which such rebate amount applies; (iv) if Buyer has purchased Components from a board supplier, Buyer must deliver to Atheros the above monthly information and a mutually agreed-upon invoice for the rebate amount as provided above, no later than 180 days after the board supplier has delivered to Buyer the Components to which such rebate amount applies; and (v) rebates are only payable with respect to Components for which Atheros has received payment from Buyer or Buyer’s board supplier, as applicable.

6.	No License; Markings. Buyer acknowledges and agrees that the sale to Buyer of the Components does not convey any license expressly or by implication, to, and Buyer shall not, manufacture, reverse engineer, duplicate, or otherwise reproduce any of the Components or any part thereof. Buyer will not remove, alter or obfuscate any patent markings on the Components or otherwise cause any patent on the Components to become ineffective under applicable patent laws. Buyer shall place in a conspicuous location on each and every Licensee Product sold by it or documentation shipped therewith, a legally sufficient patent notice. Atheros will advise Buyer of the patent number or numbers and the applicable notice.

7.	No Support or Other Services. Buyer acknowledges that no installation, training, education, or any other support or other services are contracted for or purchased hereunder unless specifically agreed to in writing by Atheros. If Atheros offers or gives technical advice or performs any training in connection with the use of any Components, such advice or training will be provided only as an accommodation to Buyer, and Atheros has no responsibilities whatsoever for the content or use of such advice or for any damages that may result from the use, support, maintenance, servicing or alteration of the Components by an Atheros representative.

8. Limited Warranty

8.1	Component Warranty. Atheros warrants that the Components will substantially conform to the features specified in its then-current datasheet, as it may be amended by Atheros from time to time, for a period of ninety (90) days from the date of shipment. Atheros warrants that all Components sold by Atheros to Buyer under the terms of this Agreement will be free from defects in workmanship and materials under normal use and service for one (1) year from the date of shipment by Atheros. If a Component does not operate as warranted during the applicable warranty period, and provided that Buyer notifies Atheros promptly within the warranty period and complies with the Atheros RMA Procedures, Atheros shall, in its sole discretion (a) deliver to Buyer an equivalent Component to replace such defective Component at Us expense or (b) if replacement is not feasible, refund or issue a credit to Buyer (at Atheros’ sole discretion) in the amount of the purchase price paid for the defective Component. Replacement Components are warranted for ninety (90) days or the balance of the original warranty period, whichever is longer.
8.2	Warranties Exclusive.
8.2.1

Sole Remedy. BUYER’S SOLE REMEDY FOR BREACH OF THE EXPRESS WARRANTY ABOVE SHALL BE REPLACEMENT OR REFUND OR CREDIT (AT ATHEROS’ SOLE DISCRETION) OF THE PURCHASE PRICE AS SPECIFIED ABOVE, AT ATHEROS’ OPTION. TO THE FULLEST EXTENT ALLOWED BY LAW, THE WARRANTY AND REMEDIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR. IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO WARRANTIES, TERMS OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, CORRESPONDENCE WITH DESCRIPTION, NON-INFRINGEMENT, AND ACCURACY OF INFORMATION GENERATED, ALL OF WHICH ARE EXPRESSLY DISCLAIMED. ATHEROS’ WARRANTIES HEREIN RUN ONLY TO BUYER AND ARE NOT EXTENDED TO ANY THIRD PARTIES,

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WHICH FOR THE AVOIDANCE OF DOUBT, INCLUDES ANY AGENTS OR RESELLERS OF LICENSEE PRODUCTS OR END USERS. ATHEROS NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR IT ANY OTHER LIABILITY IN CONNECTION WITH THE SALE, INSTALLATION, MAINTENANCE OR USE OF THE COMPONENTS.

8.2.2	No Atheros Defect. ATHEROS SHALL NOT BE LIABLE UNDER THIS WARRANTY IF ITS TESTING AND EXAMINATION DISCLOSE THAT THE ALLEGED DEFECT IN THE COMPONENT DOES NOT EXIST OR WAS CAUSED BY BUYER’S, END USER’S OR ANY THIRD PERSON’S MISUSE, NEGLIGENCE, IMPROPER INSTALLATION OR IMPROPER TESTING, ATTEMPTS TO REPAIR OR USE BEYOND THE RANGE OF THE INTENDED USE, OR BY ACCIDENT, FIRE, LIGHTNING OR OTHER HAZARD OR ANY OTHER CAUSE BEYOND ATHEROS’ CONTROL.
8.3	Buyer Responsibilities. Buyer acknowledges and agrees that Buyer is solely responsible for the selection of the Components, their ability to achieve the results Buyer intends, their use with any hardware, software, peripherals or any system, and the performance that Buyer, Buyer’s customers and end users obtain from using them. Buyer alone shall assume any and all warranty obligations with customers and end users for each Licensee Product that incorporates the Components, and Buyer has no authority to obligate Atheros in any way under each such warranty.

9. Deleted

10. Limitation of Liability

10.1	Omitted. Section 9 of the Technology License Agreement applies.
10.2	Omitted. Section 9 of the Technology License Agreement applies.
10.3	Special Applications. The Components are not designed and are not warranted to be suitable for use in applications involving the risk of personal injury or death or the destruction of property, medical life support devices, or similar applications (‘“Special Applications”). Use of any Atheros product in a Special Application without the express written approval of Atheros is prohibited and ATHEROS SHALL NOT BE LIABLE FOR ANY DAMAGES ASSOCIATED WITH SUCH USE. Buyer assumes any and all risks associated with the use of the Components in Special Applications and shall indemnify, defend, and hold Atheros harmless from any third-party claims arising out of or related to the use of the Components in any such Special Applications.

11.	Export Compliance. Buyer agrees not to export, either directly or indirectly, the Components or technical data without first obtaining any required license or other approval from the U.S. Department of Commerce or any other agency or department of the United States Government. If Buyer exports any Components or technical data from the United States or re-exports it from a foreign destination, Buyer shall ensure that the export/re-export or import of the Components and technical data is in compliance with all laws, regulations, orders or other restrictions of the United States and the appropriate foreign government. Atheros may require Buyer to execute a Letter of Assurance on an annual basis or more frequently when required and may require details on the end user or end use application when necessary in order to comply with U.S. export license requirements.

12. General

12.1	Force Majeure. Atheros shall not be liable to Buyer for any alleged loss or damages resulting from delays in performance (including loss or damages resulting from delivery of the Components being delayed) resulting from acts of Buyer, acts of civil or military authority, governmental priorities, earthquake, fire, flood, epidemic, quarantine, energy crisis, unavailability of supplies, strike, labor trouble, war, riot, accident, shortage, delay in transportation, or any other causes beyond Atheros’ reasonable control.

12.2	Survival. The following provisions shall survive the termination of this Agreement or the relationship between Atheros and Buyer: Articles: 3.3 Title, 3.4 Exporter and Importer of Record; 4. Returns; 5. Prices; Payment; Taxes, 6. No License; Markings, 8. Limited Warranty, 10. Limitation of Liability, 11. Export Compliance and 12. General.

CONFIDENTIAL

Version 3.1 – Approved Jan. 1, 2006, Amended 2-20-10	Page 20 of 20